Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Amends

Wells Fargo Foothill Credit Facility

NEW YORK, NY – December 30, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today amended its $75 million senior secured credit facility with Wells Fargo Foothill. The revised agreement has no minimum EBITDA covenant. Instead, it requires Hudson to maintain a minimum borrowing availability of $25 million. Borrowings are based on eligible receivables. The maturity date of the amended credit facility remains July 31, 2012.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,300 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.